Exhibit 99.1

Contact:	Jennifer Cook Williams
Senior Director, Investor Relations
Corgentech Inc.
650-624-9600
investors@corgentech.com

CORGENTECH ANNOUNCES FOURTH QUARTER

AND YEAR–END 2004 FINANCIAL RESULTS

Management Will Host Conference Call at 4:30 p.m. EST

South San Francisco, Calif. – February 3, 2005 — Corgentech Inc. (NASDAQ: CGTK) today reported financial results for the fourth quarter and year ended December 31, 2004.

“We look forward to releasing top-line results from our PREVENT IV, Phase 3 trial in coronary artery bypass graft (CABG) failure by the end of the first quarter of 2005.  With positive data from that clinical trial, we will meet with the FDA to discuss whether we can file for product approval on the basis of this trial,” said John P. McLaughlin, Corgentech’s president and chief executive officer.  “In December 2004, we announced that our PREVENT III, Phase 3 trial investigating the use of edifoligide (E2F Decoy) to prevent the failure of peripheral bypass grafts (in the leg), failed to meet its primary and secondary endpoints.  Since that time, Corgentech has continued to analyze the data set.  Secondary patency in treated grafts was improved over the 12-month study period in a statistically significant manner (p value = 0.016 per the pre-specified analysis).  Secondary patency, a measure defined by and commonly used by the vascular surgical community to evaluate peripheral grafts, assesses the ability to preserve flow through the graft allowing the use of additional procedures over time.  The study steering committee had pre-specified secondary patency as an important analysis, although it was not included as an endpoint in the study protocol.  More grafts treated with edifoligide (E2F Decoy) were in place and functioning at the end of the 12-month study period than those treated with placebo.  The relative risk reduction was 19.5 percent.  These data suggest that edifoligide (E2F Decoy) had biological activity in this Phase 3 trial.”

“During the quarter, we also made steady progress with our other clinical development programs and, in January, we filed an investigational new drug application (IND) to begin the Phase 1/2 clinical trial for our next product candidate, NF-kappaB Decoy (NF-kB Decoy).  This is the first of two Phase 1/2 trials for the treatment of eczema that afflicts about 15 million people in the United States alone,” continued McLaughlin.

Fourth Quarter and Year–End 2004 Financial Results

Revenue in the fourth quarter of 2004 was $8.7 million, compared to $8.7 million in the fourth quarter of 2003.  Revenue was derived from the reimbursement of development costs and from the amortization of the initial non-refundable, up-front license payment of $25.0 million received from Bristol-Myers Squibb in connection with our collaboration signed in October 2003 to jointly develop and commercialize edifoligide (E2F Decoy).

Total operating expenses were $21.2 million in the fourth quarter of 2004, compared to $13.2 million in the fourth quarter of 2003.  The increase in operating expenses was due to increased expenses related to the continued expansion of preclinical development of next generation transcription factor decoys for inflammatory diseases and cancer, the manufacturing of edifoligide (E2F Decoy) material and related costs for regulatory submissions, and pre-marketing costs associated with edifoligide (E2F Decoy).

For the fourth quarter of 2004, the net loss attributable to common stockholders was $12.0 million, or $0.44 per share, versus a net loss of $37.9 million, or $16.58 per share, in the fourth quarter of 2003.  The net loss attributable to common stockholders in the fourth quarter of 2003 included a one-time preferred stock deemed dividend charge of $14.4 million.

For the year ended December 31, 2004, the company had revenue of $36.4 million and a net loss attributable to common stockholders of $39.8 million, or $1.63 per share, compared to revenue of $8.7 million and a net loss attributable to common stockholders of $77.6 million, or $37.90 per share for 2003.

As of December 31, 2004, cash, cash equivalents and short-term investments were $115.2 million, compared to $130.7 million at September 30, 2004 and $54.6 million at December 31, 2003.

The company will provide financial guidance for 2005 after the release of top-line results from its Phase 3 clinical trial for prevention of bypass graft failure in coronary artery bypass surgery, which it expects to report toward the end of the first quarter.

Conference Call Details

Corgentech will conduct a webcast conference call with the investment community at 4:30 p.m. EST, today, February 3, 2005 to discuss the fourth quarter 2004 results, and to review the company’s progress and outlook. The call will be available via live audio broadcast over the Internet on the Corgentech website at www.corgentech.com from the Investor Information page. For those unable to participate via the Internet, a 24-hour replay will be available for seven days after the call by calling (800)-642-1687 [international dial: (706) 645-9291] and giving the following pass code: 3654405. The webcast will be available until the company’s next quarterly financial results conference call.

About Corgentech

Corgentech is a biopharmaceutical company engaged in the discovery, development and commercialization of a new class of therapeutics called transcription factor decoys, or TF decoys. We are creating a pipeline of novel therapeutics based on our proprietary TF decoy technology, focused initially on the treatment of cardiovascular disease, inflammatory disease, and cancer.  For more information on the company and its technology, visit www.corgentech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.  These include without limitation statements related to our clinical trials, product candidates, and operations.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “slated,” “goal” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon our current expectations.  Forward-looking statements involve risks and uncertainties.  Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the progress, timing and results of our clinical trials, intellectual property matters, difficulties or delays in obtaining regulatory approval, manufacturing our lead product candidate, competition from other pharmaceutical or biotechnology companies, our ability to obtain additional financing to support our operations and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Corgentech undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.

~financial statements to follow~

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Corgentech Inc.

Statements of Operations

(In thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(Note)

Contract revenue	$8,731	$8,678	$36,382	$8,678
Operating expenses:
Research and development	16,166	10,382	62,997	46,004
General and administrative	5,081	2,783	15,013	6,067

Total operating expenses	21,247	13,165	78,010	52,071

Loss from operations	(12,516)	(4,487)	(41,628)	(43,393)
Interest and other income, net	543	(18,968)	1,780	(19,774)

Net loss	(11,973)	(23,455)	(39,848)	(63,167)
Preferred stock deemed dividend	—	(14,407)	—	(14,407)

Net loss attributable to common stockholders	$(11,973)	$(37,862)	$(39,848)	$(77,574)

Basic and diluted net loss per common share	$(0.44)	$(16.58)	$(1.63)	$(37.90)

Shares used to compute basic and diluted net loss per common share	27,490,072	2,283,835	24,499,022	2,046,944

Corgentech Inc.

Condensed Balance Sheets

(In thousands)

	December 31, 2004	December 31, 2003
	(unaudited)	(Note)

Assets
Cash, cash equivalents and short-term investments	$115,178	$54,590
Other current assets	11,137	9,715

Total current assets	126,315	64,305

Property and equipment, net	3,492	2,278
Other assets, non-current	1,741	2,740

Total assets	$131,548	$69,323

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities	$17,898	$17,289
Long term obligations	8,516	16,520
Convertible preferred stock	—	114,332
Total stockholders’ equity (deficit)	105,134	(78,818)

Total liabilities, convertible preferred stock and stockholders’ equity	$131,548	$69,323

(Note): Derived from audited financial statements at that date and period.